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                                                                   Exhibit 3.159

                              AMENDED AND RESTATED

                                     BY-LAWS
                                       OF

                           NORMAN BRUCE JETTON, INC.,

                            A CALIFORNIA CORPORATION

                                    ARTICLE I
                                     OFFICES

Section 1. PRINCIPAL OFFICE. The principal office for the transaction of business of the corporation is hereby fixed and located at 1982 Port Locksleigh Place, City of Newport Beach, County of Orange, State of California. The location may be changed by approval of a majority of the authorized Directors, and additional offices may be established and maintained at such other place or places, either within or without California, as the Board of Directors may from time to time designate.

Section 2. OTHER OFFICES. Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the corporation is qualified to do business.

                                   ARTICLE II
                             DIRECTORS - MANAGEMENT

Section 1. RESPONSIBILITY OF BOARD OF DIRECTORS. Subject to the provisions of the General Corporation Law and to any limitations in the Articles of Incorporation of the corporation relating to action required to be approved by the Shareholders, as that term is defined in Section 153 of the California Corporations Code, or by the outstanding shares, as that term is defined in
Section 152 of the Code, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

Section 2. STANDARD OF CARE. Each Director shall perform the duties of a Director, including the duties as a member of any committee of the Board upon which the Director may serve, in good faith, in a manner such Director believes to be in the best interests of the corporation, and with such care, including reasonable inquiry, as an ordinary prudent person in a like position would use under similar circumstances. (Sec. 309)

Section 3. EXCEPTION FOR CLOSE CORPORATION. Notwithstanding the provisions of
Section 1, in the event that this corporation shall elect to become a close corporation as defined

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in Sec. 158, its Shareholders may enter into a Shareholders' Agreement as defined in Sec. 186. Said Agreement may provide for the exercise of corporate powers and the management of the business and affairs of this corporation by the Shareholders, provided, however, such agreement shall, to the extent and so long as the discretion or the powers of the Board in its management of corporate affairs is controlled by such agreement, impose upon each Shareholder who is a party thereof, liability for managerial acts performed or omitted by such person pursuant thereto otherwise imposed upon Directors as provided in Sec. 300 (d); and the Directors shall be relieved to that extent from such liability.

Section 4. NUMBER AND QUALIFICATION OF DIRECTORS. The authorized number of Directors shall be one (1) until changed by a duly adopted amendment to the Articles of Incorporation or by an amendment to this by-law adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote, as provided in Sec. 212.

Section 5. ELECTION AND TERM OF OFFICE OF DIRECTORS. Directors shall be elected at each annual meeting of the Shareholders to hold office until the next annual meeting. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

Section 6. VACANCIES. Vacancies in the Board of Directors may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, except that a vacancy created by the removal of a Director by the vote or written consent of the Shareholders or by court order may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote. Each Director so elected shall hold office until the next annual meeting of the Shareholders and until a successor has been elected and qualified.

A vacancy or vacancies in the Board of Directors shall be deemed to exist in the event of the death, resignation, or removal of any Director, or if the Board of Directors by resolution declares vacant the office of a Director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of Directors is increased, or if the shareholders fail, at any meeting of shareholders at which any Director or Directors are elected, to elect the number of Directors to be voted for at that meeting.

The Shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

No reduction of the authorized number of Directors shall have the effect of removing any Director before that Director's term of office expires.

Section 7. REMOVAL OF DIRECTORS. The entire Board of Directors or any individual Director may be removed from office as provided by Secs. 302, 303 and 304 of the Corporations Code of the State of California. In such case, the remaining Board members may elect a


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successor Director to fill such vacancy for the remaining unexpired term of the
Director so removed.

Section 8. NOTICE, PLACE AND MANNER OF MEETINGS. Meetings of the Board of Directors may be called by the Chairman of the Board, or the President, or any Vice President, or the Secretary, or any two (2) Directors and shall be held at the principal executive office of the corporation, unless some other place is designated in the notice of the meeting. Members of the Board may participate in a meeting through use of a conference telephone or similar communications equipment so long as all members participating in such a meeting can hear one an-other. Accurate minutes of any meeting of the Board or any committee thereof, shall be maintained as required by Sec. 1500 of the Code by the Secretary or other Officer designated for that purpose.

Section 9. ORGANIZATION MEETINGS. The organization meetings of the Board of Directors shall be held immediately following the adjournment of the annual meetings of the Shareholders.

Section 10. OTHER REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at the corporate offices, or such other place as may be designated by the Board of Directors, as follows:

Time of Regular Meeting: 10:00 a.m.
Date of Regular Meeting: December 31

If said day shall fall upon a holiday, such meetings shall be held on the next succeeding business day thereafter. No notice need to be given of such regular meetings.

Section 11. SPECIAL MEETINGS - NOTICES - WAIVERS. Special meetings of the Board may be called at any time by any of the aforesaid officers, i.e., by the Chairman of the Board or the President or any Vice President or the Secretary or any two (2) Directors.

At least forty-eight (48) hours notice of the time and place of special meetings shall be delivered personally to the Directors or personally communicated to them by a corporate Officer by telephone or telegraph. If the notice is sent to a Director by letter, it shall be addressed to him or her at his or her address as it is shown upon the records of the corporation, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the Directors are regularly held. In case such notice is mailed, it shall be deposited in the United States mail, postage prepaid, in the place in which the principal executive office of the corporation is located at least four (4) days prior to the time of the holding of the meeting. Such mailing, telegraphing, telephoning or delivery as above provided shall be due, legal and personal notice to such Director.

When all of the Directors are present at any Directors' meeting, however called or noticed, and either (i) sign a written consent thereto on the records of such meeting, or, (ii) if a majority of the Directors are present and if those not present sign a waiver of notice of such meeting or a consent to holding the meeting or an approval of the minutes thereof, whether prior to or after the holding


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of such meeting, which said waiver, consent or approval shall be filed with the
Secretary of the corporation, or, (iii) if a Director attends a meeting without notice but without protesting, prior thereto or at its commencement, the lack of notice, then the transactions thereof are as valid as if had at a meeting regularly called and noticed.

Section 12. SOLE DIRECTOR PROVIDED BY ARTICLES OF INCORPORATION OR BY-LAWS. In the event only one (1) Director is required by the By-Laws or Articles of Incorporation, then any reference herein to notices, waivers, consents, meetings or other actions by a majority or quorum of the Directors shall be deemed to refer to such notice, waiver, etc., by such sole Director, who shall have all the rights and duties and shall be entitled to exercise all of the powers and shall assume all the responsibilities otherwise herein described as given to a Board of Directors.

Section 13. DIRECTORS ACTION BY UNANIMOUS WRITTEN CONSENT. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as if taken by a unanimous vote of Directors, if authorized by a writing signed individually or collectively by all members of the Board. Such consent shall be filed with the regular minutes of the Board.

Section 14. QUORUM. A majority of the number of Directors as fixed by the Articles of Incorporation or By-Laws shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the Directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a minority of the Directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of Directors, if any action taken is approved by a majority of the required quorum for such meeting.

Section 15. NOTICE OF ADJOURNMENT. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned and held within twenty-four (24) hours, but if adjourned more than twenty-four (24) hours, notice shall be given to all Directors not present at the time of the adjournment.

Section 16. COMPENSATION OF DIRECTORS. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

Section 17. COMMITTEES. Committees of the Board may be appointed by resolution passed by a majority of the whole Board. Committees shall be composed of two (2) or more members of the Board, and shall have such, powers of the Board as may be expressly delegated to it by resolution of the Board of Directors, except those powers expressly made non-delegable by Sec. 311.


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Section 18. ADVISORY DIRECTORS. The Board of Directors from time to time may elect one or more persons to be Advisory Directors who shall not by such appointment be members of the Board of Directors. Advisory Directors shall be available from time to time to perform special assignments specified by the President, to attend meetings of the Board of Directors upon invitation and to furnish consultation to the Board. The period during which the title shall be held may be prescribed by the Board of Directors. If no period is prescribed, the title shall be held at the pleasure of the Board.

Section 19. RESIGNATIONS. Any Director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

                                   ARTICLE III
                                    OFFICERS

Section 1. OFFICERS. The Officers of the corporation shall be a President, a Secretary, and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other Officers as may be appointed in accordance with the provisions of
Section 3 of this Article III. Any number of offices may be held by the same person.

Section 2. ELECTION. The Officers of the corporation, except such Officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article, shall be chosen annually by the Board of Directors, and each shall hold office until he or she shall resign or shall be removed or otherwise disqualified to serve, or a successor shall be elected and qualified.

Section 3. SUBORDINATE OFFICERS, ETC. The Board of Directors may appoint such other Officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the By-Laws or as the Board of Directors may from time to time determine.

Section 4. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an Officer under any contract of employment, any Officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting to the Board, or, except in case of an Officer chosen by the Board of Directors, by any Officer upon whom such power of removal may be conferred by the Board of Directors.

Any Officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the Officer is a party.


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Section 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the By-Laws for regular appointments to that office.

Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors or prescribed by the By-Laws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in
Section 7 of this Article III.

Section 7. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an Officer, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and Officers of the corporation. He or she shall preside at all meetings of the Shareholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. The President shall be ex officio a member of all the standing committees, including the Executive Committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-Laws.

Section 8. VICE PRESIDENT. In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to, all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the By-Laws.

Section 9. SECRETARY. The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of Directors and Shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at Shareholders' meetings and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or duplicate share register, showing the names of the Shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the Shareholders and of the Board of Directors required by the By-Laws or by law to be given. He or she shall keep


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the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the By-Laws.

Section 10. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained in accordance with generally accepted accounting principles, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, earnings (or surplus) and shares. The books of account shall at all reasonable times be open to inspection by any Director.

This Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of his or her transactions and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-Laws.

                                   ARTICLE IV
                             SHAREHOLDERS' MEETINGS

Section 1. PLACE OF MEETINGS. All meetings of the Shareholders shall be held at the principal executive office of the corporation unless some other appropriate and convenient location be designated for that purpose from time to time by the Board of Directors.

Section 2. ANNUAL MEETINGS. The annual meetings of the Shareholders shall be held, each year, at the time and on the day following:

Time of Meeting: 10:00 a.m.
Date of Meeting: December 31

If this day shall be a legal holiday, then the meeting shall be held on the next succeeding business day, at the same hour. At the annual meeting, the Shareholders shall elect a Board of Directors, consider reports of the affairs of the corporation and transact such other business as may be properly brought before the meeting.

Section 3. SPECIAL MEETINGS. Special meetings of the Shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the President, a Vice President, the Secretary, or by one or more Shareholders holding not less than one-tenth (1/10) of the voting power of the corporation. Except as next provided, notice shall be given as for the annual meeting.

Upon receipt of a written request addressed to the Chairman, President, Vice President, or Secretary, mailed or delivered personally to such Officer by any person (other than the Board) entitled to call a special meeting of Shareholders, such Officer shall cause notice to be given, to the Shareholders entitled to vote, that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the


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receipt of such request. If such notice is not given within twenty (20) days after receipt of such request, the persons calling the meeting may give notice thereof in the manner provided by these By-Laws or apply to the Superior Court as provided in Sec. 305 (c).

Section 4. NOTICE OF MEETINGS - REPORTS. Notice of meetings, annual or special, shall be given in writing not less than ten (10) nor more than sixty (60) days before the date of the meeting to Shareholders entitled to vote thereat. Such notice shall be given by the Secretary or the Assistant Secretary, or if there be no such Officer, or in the case of his or her neglect or refusal, by any Director or Shareholder.

Such notices or any reports shall be given personally or by mail or other means of written communication as provided in Sec. 601 of the Code and shall be sent to the Shareholder's address appearing on the books of the corporation, or supplied by him or her to the corporation for the purpose of notice, and in the absence thereof, as provided in Sec. 601 of the Code.

Notice of any meeting of Shareholders shall specify the place, the day and the hour of meeting, and (1) in case of a special meeting, the general nature of the business to be transacted and no other business may be transacted, or (2) in the case of an annual meeting, those matters which the Board at date of mailing, intends to present for action by the Shareholders. At any meetings where Directors are to be elected, notice shall include the names of the nominees, if any, intended at date of notice to be presented by management for election.

If a Shareholder supplies no address, notice shall be deemed to have been given if mailed to the place where the principal executive office of the corporation, in California, is situated, or published at least once in some newspaper of general circulation in the County of said principal office.

Notice shall be deemed given at the time it is delivered personally or deposited in the mail or sent by other means of written communication. The Officer giving such notice or report shall prepare and file an affidavit or declaration thereof.

When a meeting is adjourned for forty-five (45) days or more, notice of the adjourned meeting shall be given as in case of an original meeting. Save, as aforesaid, it shall not be necessary to give any notice of adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

Section 5. WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS. The transactions of any meeting of Shareholders, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the Shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance shall constitute a waiver of notice, unless objection shall be made as provided in Sec. 601 (e).


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Section 6. SHAREHOLDERS ACTING WITHOUT A MEETING - DIRECTORS. Any action which may be taken at a meeting of the Shareholders, may be taken without a meeting or notice of meeting if authorized by a writing signed by all of the Shareholders entitled to vote at a meeting for such purpose, and filed with the Secretary of the corporation, provided, further, that while ordinarily Directors can only be elected by unanimous written consent under Sec. 603 (d), if the Directors fail to fill a vacancy, then a Director to fill that vacancy may be elected by the written consent of persons holding a majority of shares entitled to vote for the election of Directors.

Section 7. OTHER ACTIONS WITHOUT A MEETING. Unless otherwise provided in the California Corporations Code or the Articles, any action which may be taken at any annual or special meeting of Shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorized or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Unless the consents of all Shareholders entitled to vote have been solicited in writing,

(1) Notice of any Shareholder approval pursuant to Secs. 310, 317, 1201 or 2007 without a meeting by less than unanimous written consent shall be given at least ten (10) days before the consummation of the action authorized by such approval, and

(2) Prompt notice shall be given of the taking of any other corporate action approved by Shareholders without a meeting by less than unanimous written consent, to each of those Shareholders entitled to vote who have not consented in writing.

Any Shareholder giving a written consent, or the Shareholder's proxyholders, or a transferee of the shares of a personal representative of the Shareholder or their respective proxy holders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.

Section 8. QUORUM. The holders of a majority of the shares entitled to vote thereat, present in person, or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these By-Laws. If, however, such majority shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person, or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at a meeting as originally notified.

If a quorum be initially present, the Shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a


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quorum, if any action taken is approved by a majority of the Shareholders required to initially constitute a quorum.

Section 9. VOTING. Only persons in whose names shares entitled to vote stand on the stock records of the corporation on the day of any meeting of Shareholders, unless some other day be fixed by the Board of Directors for the determination of Shareholders of record, and then on such other day, shall be entitled to vote at such meeting.

Provided the candidate's name has been placed in nomination prior to the voting and one or more Shareholder has given notice at the meeting prior to the voting of the Shareholder's intent to cumulate the Shareholder's votes, every Shareholder entitled to vote at any election for Directors of any corporation for profit may cumulate their votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which his or her shares are entitled, or distribute his or her votes on the same principle among as many candidates as he or she thinks fit.

The candidates receiving the highest number of votes up to the number of Directors to be elected are elected.

The Board of Directors may fix a time in the future not exceeding sixty (60) days preceding the date of any meeting of Shareholders or the date fixed for the payment of any dividend or distribution, or for the allotment or rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case only Shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive such dividends, distribution or allotment of rights, or to exercise such rights, as the case may be notwithstanding any transfer of any share on the books of the corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the corporation against transfers of shares during the whole or any part of such period.

Section 10. PROXIES. Every Shareholder entitled to vote, or to execute consents, may do so, either in person or by written proxy, executed in accordance with the provisions of Secs. 604 and 705 of the Code and filed with the Secretary of the corporation.

Section 11. ORGANIZATION. The President, or in the absence of the President, any Vice President, shall call the meeting of the Shareholders to order, and shall act as chairman of the meeting. In the absence of the President and all of the Vice Presidents, Shareholders shall appoint a chairman for such meeting. The Secretary of the corporation shall act as Secretary of all meetings of the Shareholders, but in the absence of the Secretary at any meeting of the Shareholders, the presiding Officer may appoint any person to act as Secretary of the meeting.

Section 12. INSPECTORS OF ELECTION. In advance of any meeting of Shareholders the Board of Directors may, if they so elect, appoint inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, or if any persons so


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appointed fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any Shareholder or his or her proxy shall, make such appointment at the meeting in which case the number of inspectors shall be either one (1) or three (3) as determined by a majority of the Shareholders represented at the meeting.

Section 13. (A) SHAREHOLDERS' AGREEMENTS. Notwithstanding the above provisions, in the event this corporation elects to become a close corporation, an agreement between two (2) or more Shareholders thereof, if in writing and signed by the parties thereof, may provide that in exercising any voting rights the shares held by them shall be voted as provided therein or in Sec. 706, and may otherwise modify these provisions as to Shareholders' meetings and actions.

(B) EFFECT OF SHAREHOLDERS' AGREEMENTS. Any Shareholders' Agreement authorized by Sec. 300 (b), shall only be effective to modify the terms of these By-Laws if this corporation elects to become a close corporation with appropriate filing of or amendment to its Articles as required by Sec. 202 and shall terminate when this corporation ceases to be a close corporation. Such an agreement cannot waive or alter Secs. 158, (defining close corporations), 202 (requirements of Articles of Incorporation), 500 and 501 relative to distributions, 111 (merger), 1201 (e) (reorganization) or Chapters 15 (Records and Reports) or 16 (Rights of Inspection), 18 (Involuntary Dissolution) or 22 (Crimes and Penalties). Any other provisions of the Code or these By-Laws may be altered or waived thereby, but to the extent they are not so altered or waived, these By-Laws shall be applicable.

                                    ARTICLE V
                       CERTIFICATES AND TRANSFER OF SHARES

Section 1. CERTIFICATES FOR SHARES. Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to the redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable or, if assessments are collectible by personal action, a plain statement of such facts.

All certificates shall be signed in the name of the corporation by the Chairman of the Board or Vice Chairman of the Board or the President or Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the Shareholder.

Any or all of the signatures on the certificate may be facsimile. In case any Officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that Officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an Officer, transfer agent, or registrar at the date of issue.

Section 2. TRANSFER ON THE BOOKS. Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3. LOST OR DESTROYED CERTIFICATES. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of the fact and shall, if the Directors so require, give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

Section 4. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

Section 5. CLOSING STOCK TRANSFER BOOKS - RECORD DATE. In order that the corporation may determine the Shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days prior to the date of such meeting nor more than sixty (60) days prior to any other action.

If no record date is fixed; the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining Shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the day on which the first written consent is given.

The record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

Section 6. LEGEND CONDITION. In the event any shares of this corporation are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition, the person or persons issuing or transferring said shares shall make sure said legend appears on the certificate and shall not be required to transfer any shares free of such legend unless an amendment to such permit or a new permit be first issued so authorizing such a deletion.

Section 7. CLOSE CORPORATION CERTIFICATES. All certificates representing shares of this corporation, in the event it shall elect to become a close corporation, shall contain the legend required by Sec. 418 (c).

                                   ARTICLE VI
                         RECORDS - REPORTS - INSPECTION

Section 1. RECORDS. The corporation shall maintain, in accordance with generally accepted accounting principles, adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its principal executive office in the State of California, as fixed by the Board of Directors from time to time.

Section 2. INSPECTION OF BOOKS AND RECORDS. All books and records provided for in Sec. 1500 shall be open to inspection of the Directors and Shareholders from time to time and in the manner provided in said Sec. 1600 - 1602.

Section 3. CERTIFICATION AND INSPECTION OF BY-LAWS. The original or a copy of these By-Laws, as amended or otherwise altered to date, certified by the Secretary, shall be kept at the corporation's principal executive office and shall be open to inspection by the Shareholders of the corporation at all reasonable times during office hours, as provided in Sec. 213 of the Corporations Code.

Section 4. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 5. CONTRACTS, ETC. -- HOW EXECUTED. The Board of Directors, except as in the By-Laws otherwise provided, may authorize any Officer or Officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no Officer, agent or employee shall have any power or authority to bind the corporation by any contract or agreement, or to pledge its credit, or to render it liable for any purpose or to any amount, except as provided in Sec. 313 of the Corporations Code.

                                   ARTICLE VII
                                 ANNUAL REPORTS

Section 1. REPORT TO SHAREHOLDERS, DUE DATE. The Board of Directors shall cause an annual report to be sent to the Shareholders not later than one hundred twenty (120) days after the close of the fiscal or calendar year adopted by the corporation. This report shall be sent at least fifteen (15) days before the annual meeting of Shareholders to be held during the next fiscal year and in the manner specified in Section 4 of Article IV of these By-Laws for giving notice to Shareholders of the corporation. The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year, accompanied by any report of independent accountants or, if there is no such report, the certificate of an authorized Officer of the corporation that the statements were prepared without audit from the books and records of the corporation.

Section 2. WAIVER. The annual report to Shareholders referred to in Section 1501 of the California General Corporation Law is expressly dispensed with so long as this corporation shall have less than one hundred (100) Shareholders. However, nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the Shareholders of the corporation as they consider appropriate.

                                  ARTICLE VIII
                              AMENDMENTS TO BY-LAWS

Section 1. AMENDMENT BY SHAREHOLDERS. New By-Laws may be adopted or these By-Laws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation of the corporation set forth the number of authorized Directors of the corporation, the authorized number of Directors may be changed only by an amendment of the Articles of Incorporation.

Section 2. POWERS OF DIRECTORS. Subject to the right of the Shareholders to adopt, amend or repeal By-Laws, as provided in Section 1 of this Article VIII, and the limitations of Sec. 204 (a) (5) and Sec. 212, the Board of Directors may adopt, amend or repeal any of these By-Laws other than a By-Law or amendment thereof changing the authorized number of Directors.

Section 3. RECORD OF AMENDMENTS. Whenever an amendment or new By-Law is adopted, it shall be copied in the book of By-Laws with the original By-Laws, in the appropriate place. If any By-Law is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

                                   ARTICLE IX
                                 CORPORATE SEAL

The corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, the year or date of its incorporation, and the word "California".

                                    ARTICLE X
                                  MISCELLANEOUS

Section 1. REFERENCES TO CODE SECTIONS. "Sec." references herein refer to the equivalent Sections of the California Corporations Code effective January 1, 1977, as amended.

Section 2. REPRESENTATION OF SHARES IN OTHER CORPORATIONS. Shares of other corporations standing in the name of this corporation may be voted or represented and all incidents thereto may be exercised on behalf of the corporation by the Chairman of the Board, the President or any Vice President and the Secretary or an Assistant Secretary.

Section 3. SUBSIDIARY CORPORATIONS. Shares of this corporation owned by a subsidiary shall not be entitled to vote on any matter. A subsidiary for these purposes is defined as a corporation, the shares of which possessing more than 25% of the total combined voting power of all classes of shares entitled to vote, are owned directly or indirectly through one (1) or more subsidiaries.

Section 4. INDEMNIFICATION AND LIABILITY. The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the corporation and shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.

Section 5. ACCOUNTING YEAR. The accounting year of the corporation shall be fixed by resolution of the Board of Directors.

CERTIFICATE OF ADOPTION OF AMENDED AND RESTATED BY-LAWS

ADOPTION BY INCORPORATOR(S) OR FIRST DIRECTOR(S).
The undersigned person(s) named in the Articles of Incorporation as the Incorporator(s) or First Director(s) of the above named corporation hereby adopt the same as the Amended and Restated By-Laws of said corporation.

Executed this ___________ day of _________, 1999.


/s/ Norman Bruce Jetton, M.D.
-----------------------------------
Name NORMAN BRUCE JETTON, M.D.

CERTIFICATE BY SECRETARY

I DO HEREBY CERTIFY AS FOLLOWS:

That I am the duly elected, qualified and acting Secretary of the above named corporation, that the foregoing Amended and Restated By-Laws were adopted as the Amended and Restated By-Laws of said corporation on the date set forth above by the person(s) named in the Articles of Incorporation as the Incorporator(s) or First Director(s) of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal this _________ day of ______________, 1999.


/s/ Norman Bruce Jetton, M.D.
-------------------------------------
Secretary NORMAN BRUCE JETTON, M.D.

CERTIFICATE BY SECRETARY OF ADOPTION BY SHAREHOLDERS' VOTE.

THIS IS TO CERTIFY:

That I am the duly elected, qualified and acting Secretary of the above named corporation and that the above and foregoing Code of By-Laws was submitted to the Shareholders at their first meeting and recorded in the minutes thereof, was ratified by the vote of Shareholders entitled to exercise the majority of the voting power of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand this _________ day of ________,

Secretary

                          BYLAWS FOR THE REGULATION OF
                         NORMAN BRUCE JETTON, M.D., INC.

                     (a California Professional Corporation)

Preamble. This corporation is a professional corporation organized and operated under the applicable laws of the State of California. For the purposes of these Bylaws, the term "professional services" shall have the meaning defined in Corporations Code Section 13401(a); the term "professional corporation" shall have the meaning defined in Corporations Code Section 13401(b); the term "licensed person" shall have the meaning defined in Corporations Code Section 13401(c). It is subject to the rules of its regulating agency (hereinafter called "Agency"), the

                                    ARTICLE I

                                     Offices

Section 1.01. Principal Office. The Board of Directors shall fix the location of the principal executive office of the corporation at any place within the State of California.

Section 1.02. Other Offices. Other business offices may at any time be established by the Board at any place or places where the corporation is qualified to do business, subject to the Rules of the Agency.

                                   ARTICLE II

                            Meetings of Shareholders

Section 2.01. Place of Meetings. All annual or other meetings of shareholders shall be held at the principal executive office of the corporation, or at any other place within or without the State of California which may be designated either by the Board or by the written consent of all persons entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the corporation.

Section 2.02. Annual Meetings. The annual meetings of shareholders shall be held on the same date as the annual meeting of the Board on a date, during the last three months of the fiscal year of the corporation annually to be selected by the directors of the corporation. At such meetings directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the shareholders.

Section 2.03. Special Meetings. Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the Chairman of the Board or the President, or by the Board, or by one or more shareholders holding not less than ten percent (10%) of the votes at the meeting.

Section 2.04. Quorum. A majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. Business may be continued after withdrawal of enough shareholders to leave less than a quorum.

Section 2.05. Voting. Only persons in whose names shares appear on the stock records of the corporation the day before notice of the meeting or, if notice is waived, two days prior to the date of the meeting, shall be entitled to vote at such meetings. Each shareholder is entitled to one vote for each share, except that for the election of directors each shareholder shall be entitled to a number of votes equal to the number of directors to be elected, multiplied by the number of shares which he is entitled to vote. Voting for the election of directors shall be by voice unless any shareholder demands a ballot vote before the voting begins.

Section 2.06. Action Without Meeting. Action may be taken by shareholders without a meeting if each shareholder entitled to vote signs a written consent to the action and such consents are filed with the Secretary of the corporation.

Section 2.07. Proxies and Voting Trusts. Every persons entitled to vote or execute consents may do so either in person or by written proxy executed by the person or his agent and filed with the Secretary of the corporation, provided, however, that no shareholder of this corporation shall enter into a voting trust, proxy or other arrangement vesting another person (other than another licensed person who is a shareholder of this corporation) with the authority to exercise the voting power of any or all of his shares. Any such purported voting trust, proxy or other arrangement shall be void.

                                   ARTICLE III

                                    Directors

Section 3.01. Powers. Subject to limitations of the Articles, these Bylaws, and of the California General Corporation law as to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board.

Section 3.02. Number and Qualification of Directors. The authorized number of directors shall be 1 until changed by amendment to this Section 3.02 duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. Each director shall be a licensed person as defined in Section 13401(c) of the California Corporations Code.

Section 3.03. Election and Term of Office. Each director shall be elected annually by the shareholders entitled to vote, and shall hold office until his respective successor is elected, or until his death, resignation, or removal.

Section 3.04. Vacancies. Vacancies in the Board, except for a vacancy created by the removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders. A vacancy in the Board created by the removal of a director may only be filled by a majority of the shareholders at a duly held meeting or by written consent. A director, other than the sole shareholder-director, who becomes a disqualified person shall cease to be a director upon the effective date of his disqualification (unless he shall have sooner resigned) and his office shall be vacant until filled as provided above.

The shareholder may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent shall require the consent of a majority of the outstanding shares.

Section 3.05. Place of Meetings. All meetings of the Board shall be held at the principal office of the corporation or at such place within or without the State as may be designated from time to time by resolution of the Board or by written consent of all the members of the Board.

Section 3.06. Regular Meetings. Concurrently with each annual meeting of shareholders the Board shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Call and notice of such meetings are hereby dispensed with.

Section 3.07. Special Meetings. Special meetings of the Board for any purpose or purposes shall be called at any time by the Chairman of the Board, the President, any Vice President, the Secretary or by any two directors. Special meetings shall be held upon four days' written notice, or forty-eight hours notice given personally or by telephone, telegraph, telex, or other similar means, addressed or delivered to each director.

Section 3.08. Board Action Without Meeting. Any action required or permitted to be taken by the Board, may be taken without a meeting, and with the same force and effect as a unanimous vote of directors, if all members of the Board shall individually or collectively consent in writing to such action.

Section 3.09. Action at a Meeting; Quorum and Required Vote. A majority of the authorized number of directors at a meeting constitutes a quorum for the transaction of business, except as hereinafter provided. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Every act or decision done or made by a majority of the directors present shall be regarded as the act of the Board, unless a greater number is required by law or by the Articles. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of a director, provided that any action taken is approved by at least a majority of the required quorum for such meeting.

Section 3.10. Fees and Compensation. Directors and members of committees may receive such compensation, if any, for their services, any such reimbursement for expenses, as may be fixed or determined by resolution of the Board.

Section 3.11. Indemnification. The corporation shall indemnify its "agents", as defined in Section 317 of the California General Corporation Law, to the full extent permitted by said Section and applicable law.

                                   ARTICLE IV

                                    Officers

Section 4.01. Officers. The officers of the corporation shall be a President, a Vice President, a Secretary and a Treasurer. The corporation may also have, at the discretion of the Board, a Chairman of the Board, one or more additional Vice Presidents, and one or more assistant Secretaries and Treasurers. All principal officers shall be licensed persons, except that if this corporation should have only one shareholder, he shall be the President and Treasurer of the corporation and the other officers may be unlicensed persons. Should this corporation have two shareholders, they shall between them fill the offices of President, Vice President, Secretary and Treasurer. One person may hold two or more offices, except that the offices of President and Secretary shall not be held by the same person.

Section 4.02. Election. The officers of the corporation shall be chosen annually by the Board, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

Section 4.03. Chairman of the Board. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board.

Section 4.04. President. Subject to such supervisory powers, if any, as may be given by the Board to the Chairman of the Board, if there be such an officer, the President shall be the general manager and chief executive officer of the corporation and has, subject to the control of the Board, general supervision, direction and control of the business and officers of the corporation. The President shall preside at all meetings of the shareholders and, in the absence of the Chairman if the Board, or if there be none, at all meetings of the Board. The President shall have the general powers and duties of management usually vested in the office of president and general manager of a corporation and has such other powers and duties as may be prescribed by the Board.

Section 4.05. Vice Presidents. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have such other powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board.

Section 4.06. Secretary. The Secretary shall keep or cause to be kept, at the principal executive office and other place as the Board may order, a book of minutes of all meetings of the shareholders and the Board, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Board meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent, if one be appointed, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and class of shares held by each, the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board required by the Bylaws or by law to be given, shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

Section 4.07. Treasurer. The Treasurer shall be the chief financial officer of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation.

The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

                                    ARTICLE V

                                  Miscellaneous

Section 5.01. Inspection of Corporate Records. The accounting books and records, the record of shareholders, and minutes of proceedings of the shareholders and the Board shall be open to inspection upon the written demand on the corporation of any shareholder or director at any reasonable time, in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

Section 5.02. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board or as permitted by law.

Section 5.03. Annual and Other Reports. The requirement of an annual report to shareholders is hereby dispensed with. Upon the request by a shareholder, an annual report will be provided to him pursuant to Section 1501 of the General Corporation Law.

Section 5.04. Contracts, Etc., How Executed. The Board may authorize any officer or officers to execute any instrument in the name of and on behalf of the corporation and such execution or signatures shall be binding upon the corporation.

Section 5.05. Certificate for Shares. Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman of the Board or the President or a Vice President and by the chief financial officer or an assistant Treasurer or the Secretary or any assistant Secretary, certifying the number of shares owned by the shareholder. Any of the signatures on the certificate may be facsimile, provided that in such event at least one signature, including that of either officer, shall be manually signed. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer at the date of issue.

Any such certificate shall also bear on its face and reverse the legend prescribed to be stated thereon by the Rules of the Agency.

Certificates for shares may be issued prior to full payment under such restrictions as the Board may provide; provided, however, that any such certificates so issued prior to full payment shall state on the face thereof the amount remaining unpaid and the terms of payment thereof. No shares may be issued to any persons other than a licenced person.

No new certificates shall be issued until the former certificate for the shares represented thereby shall have been surrendered and cancelled, except in the case of a lost or destroyed certificate for which the Board may order a new certificate be issued upon such terms, conditions, and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.

Section 5.06. Ownership and Transfer of Shares. The shares of this corporation may be owned only by this medical corporation or by a licensed physician and surgeon. The shares of the corporation owned by a person who (1) dies, (2) ceases to be an eligible shareholder, or (3) becomes a disqualified person as defined in Section 13401 (d) of the California Corporations Code for a period exceeding ninety (90) days shall be sold and transferred to the corporation or its shareholders. The sale or transfer shall occur not later than six (6) months after his death and not later than ninety (90) days after the day he ceases to be an eligible shareholder or ninety (90) days after the date he becomes a disqualified person. The shareholder shall have no other voting rights from and after the date of death or of disqualification or of termination of eligibility except the right to receive payment for the shares in accordance with the agreement of sale.

Section 5.07. Prohibited Distributions to Shareholders. No income of the corporation attributable to professional services rendered while any shareholder is a disqualified person as defined in Corporations Code Section 13401(d) shall in any manner be distributed or accrue to the benefit of such shareholder or his shares in the corporation.

Section 5.08. Repurchase of Shares. This corporation may repurchase its outstanding shares without regard to any restriction provided by law upon the repurchase of shares, provided only that one voting share remains issued and outstanding.

Section 5.09. Shares of Deceased or Disqualified Shareholder. When this corporation shall have two or more shareholders and one of its shareholders dies, ceases to be an eligible shareholder or becomes a disqualified person, his shares shall be sold and transferred to this corporation, to one or more of the other shareholders of this corporation or to other eligible persons upon such terms as are agreed upon. Such sale shall not be later than six (6) months after any such death and not later than ninety (90) days after the date that he becomes a disqualified person. If no such agreement shall be in effect or, if in effect, if such agreement shall be in dispute, in default or unperformed, then upon the last day for the mandatory sale required by this Section, the corporation may cancel all of such shares without the necessity of the physical surrender of the certificates evidencing such shares and such disqualified, deceased or ineligible shareholder or representative of such deceased shareholder to claim just compensation for the fair value of his shares.

Section 5.10. Restrictions on Transfer. Before there can be a valid sale or transfer of any of the common shares of the corporation by any shareholder, he shall first offer these shares to the corporation and then to the other shareholders of common shares in the following manner:

(a) The offering shareholder shall deliver a notice in writing, by mail, or otherwise, to the Secretary of the corporation stating the price, terms, and conditions of the proposed sale or transfer, the number of shares to be sold or transferred, and his intention so to sell or transfer these shares. Within thirty (30) days thereafter, the corporation shall have the prior right to purchase all of the shares so offered at the price and upon the terms and conditions stated in the notice. Should the corporation fail to purchase all of these shares, at the expiration of said thirty-day period, or prior thereto upon the determination of the corporation to purchase none or only a portion of such shares so offered, the Secretary of the corporation shall, within five (5) days thereafter, mail or deliver to each of the other common shareholders a notice setting forth the particulars concerning said shares not so purchased by the corporation described in the notice received from the offering shareholder. The other shareholders shall have the right to purchase all of the shares specified in said Secretary's notice by delivering to the Secretary by mail or otherwise a written offer or offers to purchase all or any specified number of such shares upon the terms so described to the Secretary within fifteen (15) days after mailing or delivering such Secretary's notice to such other shareholders. If the total number of shares specified in such offers so received within such period by the Secretary exceeds the number of shares referred to in such Secretary's notice, each offering shareholder shall be entitled to purchase such proportion of the shares referred to in said notice to the Secretary, as the number of shares of this corporation, which he holds, bears to the total number of shares held by all such shareholders desiring to purchase the shares referred to in said notice to the Secretary.

(b) If all the shares referred to in said notice to the Secretary are not disposed of under such apportionment, each shareholder desiring to purchase shares in a number in excess of his proportionate share, as provided above, shall be entitled to purchase such proportion of those shares which remain thus undisposed of, as the total number of shares which he holds bears to the total number of shares held by all of the shareholders desiring to purchase shares in excess of those to which they are entitled under such apportionment.

(c) If none or only a part of the shares referred to in said notice to the Secretary is purchased, as aforesaid, by the corporation or in accordance with offers from one or more of the shareholders and may dispose of all of the shares of stock referred to in said notice, to any person or persons to whom such transfer is lawful under the applicable rules and statutes; provided, however, that he shall not sell or transfer such shares at a lower price or on terms more favorable to the purchaser or transferee than those specified in said notice to the Secretary, nor to any person other than a licensed person.

(d) Within the limitations herein provided, this corporation may purchase the shares of this corporation from any offering shareholder, provided, however, that at no time shall this corporation be permitted to purchase all of its outstanding voting shares. Any sale or transfer or purported sale or transfer of the common shares of the corporation shall be null and void unless the terms, conditions, and provisions of this Article V are strictly observed and followed.

(e) The foregoing restrictions shall not apply to a transfer by a shareholder in trust to himself as trustee for his own benefit.

Section 5.11. Reports to Agency. Annual and periodic reports required by law and the Rules of the Agency shall be prepared, verified and timely filed by an officer of this corporation who is a licensed person.

Section 5.12. Inspection of Bylaws. The corporation shall keep in its principal executive office in California, the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the shareholders at all reasonable times during office hours.

Section 5.13. Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the California General Corporation Law and the Rules of the Agency shall govern the construction of these Bylaws.

                                   ARTICLE VI

                                   Amendments

Section 6.01. These Bylaws may be amended or repealed either by approval of the majority of the outstanding shares or by the approval of the Board; provided, however, that after the issuance of shares, a Bylaw changing the authorized number of directors may only be adopted by the shareholders.

Section 6.02. Limitation on Amendments to Bylaws. Bylaws required by the Rules of the Agency may not be altered, amended or repealed unless the action so taken is recorded in the minute book of this corporation and promptly reported to the Agency from time to time as required by its Rules.


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

                                   ARTICLE VII

                           Suspension and Termination

Section 7.01. Suspension of Certain Bylaw Provisions. Upon the death or disability of the sole remaining shareholder-director, the following provisions of these Bylaws shall be suspended until one or more licensed persons shall succeed such deceased, disqualified (as defined in Corporations Code Section 13401(d) or disabled sole shareholder-director or, in the case of disability or disqualification, the sole remaining shareholder-director is restored to capacity or reinstated by act of court or the Agency:

(a) The Preamble.

(b) So much of Section 1.02 which reads "subject to the Rules of the Agency".

(c) So much of the first sentence of Section 2.07 beginning with the words "provided, however," through the end of said Section.

(d) The last sentence of Section 3.02.

(e) The last sentence of the first paragraph of Section 3.04.

(f) The third and fourth sentences of Section 4.01.

(g) The second paragraph of Section 5.05 and in its place the following: "Any such certificate shall also contain such legend or other statement as may be required by Section 418 of the General Corporation Law, the Corporate Securities Law of 1968, the Federal Securities Laws, and any agreement between the corporation and the issues thereof."

(h) The last sentence of the third paragraph of Section 5.05.

(i) The last sentence of Section 5.06.

(j) All of Section 5.07.

(k) All of Section 5.09.

(l) So much of Section 5.10(c) which reads "nor to any person".

(m) All of Section 5.11.

(n) So much of the first sentence of Section 5.13 which reads "and the Rules of the Agency".

(o) All of Section 6.02.


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

Section 7.02. Effect and Termination of Certificate of Registration. In the event of revocation, withdrawal, surrender or cancellation of the Certificate of Registration of this corporation as a professional corporation it shall cease to be a professional corporation but its corporate existence shall not be affected, the validity of its outstanding shares shall not be impaired and it shall not be wound up or dissolved except as provided in the General Corporation Law of the State of California.

KNOW ALL THESE MEN BY THESE PRESENT:

That we the undersigned, being all of the persons appointed in the Articles of Incorporation to act as the first Board of Directors of NORMAN BRUCE JETTON, M.D., INC. hereby assent to the foregoing Bylaws, and adopt the same as the Bylaws of said professional corporation.

IN WITNESS WHEREOF, we have hereunto set our hands this 19th day of December, 1977.


/s/ Norman Bruce Jetton, M.D.
--------------------------------
Directors

THIS IS TO CERTIFY:

That I am the duly elected, qualified and acting Secretary of NORMAN BRUCE JETTON, M.D., INC. and that the above and foregoing Bylaws were adopted as the Bylaws of said professional corporation on the 19th day of December, 1977, by Norman Bruce Jetton, M.D., the person(s) appointed in the Articles of Incorporation to act as the first director(s) of said professional corporation.

IN WITNESS WHEREOF, I have hereunto set my hand this 19th day of December, 1977.


/s/ Janice A. Jetton
--------------------------------
Secretary

THIS IS TO CERTIFY:

That I am the duly elected, qualified and acting Secretary of NORMAN BRUCE JETTON, M.D., INC. and that the above and foregoing Code of Bylaws was submitted to the shareholders at their first meeting held on the 19th day of December, 1977, and was ratified by the vote of the shareholders entitled to exercise the majority of the voting power of said professional corporation.

IN WITNESS WHEREOF, I have hereunto set my hand this 19th day of December, 1977.


/s/ Janice A. Jetton
--------------------------------
Secretary


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